Exhibit 99.01

Valero Energy Reports Third Quarter 2014 Results

SAN ANTONIO, November 4, 2014 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1.1 billion, or $2.00 per share, for the third quarter of 2014 compared to $312 million, or $0.57 per share, for the third quarter of 2013.

Operating income in the third quarter of 2014 was approximately $1.7 billion versus $532 million in the third quarter of 2013. The $1.1 billion increase in operating income resulted mainly from wider discounts for sweet and sour crude oils relative to Brent crude oil, stronger gasoline margins in most regions, and higher refining throughput volumes. These positive drivers were partially offset by weaker distillate margins relative to Brent crude oil in most regions and higher natural gas costs in the third quarter of 2014 versus the third quarter of 2013.

Third quarter 2014 refining throughput volumes averaged 2.8 million barrels per day, an increase of 42,000 barrels per day from the third quarter of 2013. The increase in volumes was due primarily to less turnaround activity and higher throughput capacity utilization, which was supported by strong product exports and increased availability of North American light crude oil on the U.S. Gulf Coast. Valero’s refineries operated at 98 percent throughput capacity utilization in the third quarter of 2014.

“Our strong performance during the quarter reflects the capabilities of our team and our assets to capitalize on market opportunities,” said Valero CEO and President Joe Gorder. “Our ability to do so has been enhanced by the capital invested in our refineries and logistics systems. In addition to solid operations, we increased our dividend for the second time in 2014, and so far this year, we have returned more cash via stock buybacks than we did in all of 2013.

“We continued to advance our refining and logistics capital investments, which enable us to process more North American crude oil. We completed a 70,000 barrels-per-day rail unloading facility at our Port Arthur refinery, and we received additional rail cars. We secured the option to purchase a 50 percent interest in the announced Diamond Pipeline, which when completed, will connect our Memphis refinery to the crude oil hub at Cushing, Oklahoma. We also completed our first drop-down sale to Valero Energy Partners LP in the third quarter of 2014.”

“As we enter the fourth quarter, our business continues to perform well and our growth investments are progressing,” Gorder said. “We have completed investments and are ready to receive advantaged crude at our Quebec refinery when the Enbridge Line 9B pipeline reversal starts up. Later this quarter, we expect to complete the hydrocracker revamp at our Meraux refinery, which will increase the refinery’s yield of ultra low sulfur diesel and jet fuel. The two crude topping units at our Corpus Christi and Houston refineries are progressing as planned, and we expect these units will significantly reduce feedstock costs for both of these refineries when complete in 2016.”

The ethanol segment reported record third quarter operating income of $198 million versus $113 million in the third quarter of 2013. The $85 million increase in operating income was mainly due to higher gross margin per gallon driven by lower corn costs and increased volumes with the start-up of Valero’s eleventh ethanol plant in Mount Vernon, Indiana in August 2014.

“Our ethanol business continues to generate impressive returns for Valero, delivering a record $628 million in operating income in the first three quarters of 2014,” Gorder said. “We are also pleased with our Mount Vernon ethanol plant’s safe and timely start-up.”

Regarding cash flows in the third quarter of 2014, capital expenditures were $622 million, of which $123 million was for turnarounds and catalyst. Valero increased its quarterly common stock dividend 10 percent to $0.275 per share, paid $145 million in dividends, and purchased 7 million shares of its common stock for $344 million. Subsequent to the third quarter of 2014, Valero bought 3 million shares of its common stock for $138 million and announced a common stock dividend of $0.275 per share for the fourth quarter of 2014. Valero has purchased 18.4 million shares for $937 million in 2014.

Valero ended the third quarter of 2014 with $6.4 billion in total debt and $4.2 billion of cash and temporary cash investments, of which $231 million was held by Valero Energy Partners LP.

Valero expects 2014 capital expenditures, including turnarounds and catalyst, to be approximately $2.9 billion, including $1.4 billion for stay-in-business capital and $1.5 billion for growth investments. More than 50 percent of the planned growth investments will be used to strengthen and expand the company’s logistics system.

Valero expects 2015 capital expenditures, including turnarounds and catalyst, to be approximately $2.8 billion, including $1.5 billion for stay-in-business capital and $1.3 billion for growth investments. Consistent with its strategy, Valero expects over 35 percent of its 2015 growth investments will be for light crude oil processing and more than 30 percent will be for logistics. The company believes that most of the logistics investments will be eligible for future sales to Valero Energy Partners LP.

Valero’s senior management will hold a conference call at 11 a.m. ET today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,000 people, and assets include 15 petroleum refineries with a combined throughput capacity of approximately 2.9 million barrels per day, 11 ethanol plants with a combined production capacity of 1.3 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,400 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Executive Director - Investor Relations, 210-345-3077
Karen Ngo, Manager - Investor Relations, 210-345-4574
Media:
Bill Day, Vice President - Media and Community Relations, 210-345-2928

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Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Statement of Income Data (a):
Operating revenues	$34,408	$36,137	$102,985	$103,645
Costs and expenses:
Cost of sales	31,023	33,931	93,820	96,139
Operating expenses:
Refining	987	954	2,926	2,742
Retail	—	—	—	226
Ethanol	118	102	358	281
General and administrative expenses (b)	180	170	510	579
Depreciation and amortization expense	430	448	1,265	1,283
Total costs and expenses	32,738	35,605	98,879	101,250
Operating income	1,670	532	4,106	2,395
Other income, net	11	17	38	42
Interest and debt expense, net of capitalized interest	(98)	(102)	(296)	(263)
Income from continuing operations before income tax expense	1,583	447	3,848	2,174
Income tax expense	521	123	1,293	739
Income from continuing operations	1,062	324	2,555	1,435
Income (loss) from discontinued operations (a)	—	—	(64)	6
Net income	1,062	324	2,491	1,441
Less: Net income attributable to noncontrolling interests (c)	3	12	16	9
Net income attributable to Valero Energy Corporation stockholders	$1,059	$312	$2,475	$1,432
Net income attributable to Valero Energy Corporation stockholders:
Continuing operations	$1,059	$312	$2,539	$1,426
Discontinued operations	—	—	(64)	6
Total	$1,059	$312	$2,475	$1,432
Earnings per common share:
Continuing operations	$2.01	$0.58	$4.78	$2.61
Discontinued operations	—	—	(0.12)	0.01
Total	$2.01	$0.58	$4.66	$2.62
Weighted-average common shares outstanding (in millions)	526	540	529	544
Earnings per common share – assuming dilution:
Continuing operations	$2.00	$0.57	$4.76	$2.60
Discontinued operations	—	—	(0.12)	0.01
Total	$2.00	$0.57	$4.64	$2.61
Weighted-average common shares outstanding - assuming dilution (in millions)	530	545	533	549

Dividends per common share	$0.275	$0.225	$0.775	$0.625

See Notes to Earnings Release on Table Page 6.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating income by business segment:
Refining (a)	$1,664	$600	$4,023	$2,727
Retail	—	—	—	81
Ethanol	198	113	628	222
Corporate (b)	(192)	(181)	(545)	(635)
Total	$1,670	$532	$4,106	$2,395
Depreciation and amortization expense by business segment:
Refining	$406	$426	$1,194	$1,153
Retail	—	—	—	41
Ethanol	12	11	36	33
Corporate (d)	12	11	35	56
Total	$430	$448	$1,265	$1,283
Operating highlights:
Refining (a):
Throughput margin per barrel	$11.81	$7.76	$10.86	$9.16
Operating costs per barrel:
Operating expenses	3.81	3.74	3.90	3.79
Depreciation and amortization expense	1.57	1.67	1.59	1.60
Total operating costs per barrel	5.38	5.41	5.49	5.39
Operating income per barrel	$6.43	$2.35	$5.37	$3.77
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude oil	473	464	460	482
Medium/light sour crude oil	465	453	482	445
Sweet crude oil	1,208	1,096	1,119	1,027
Residuals	237	344	225	295
Other feedstocks	123	107	134	103
Total feedstocks	2,506	2,464	2,420	2,352
Blendstocks and other	308	308	326	297
Total throughput volumes	2,814	2,772	2,746	2,649
Yields (thousand barrels per day):
Gasolines and blendstocks	1,338	1,328	1,317	1,269
Distillates	1,087	1,047	1,049	956
Other products (e)	420	428	413	450
Total yields	2,845	2,803	2,779	2,675

See Notes to Earnings Release on Table Page 6.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Refining operating highlights by region (f):
U.S. Gulf Coast (a):
Operating income	$927	$350	$2,470	$1,349
Throughput volumes (thousand barrels per day)	1,613	1,560	1,589	1,505
Throughput margin per barrel	$11.47	$7.88	$11.00	$8.62
Operating costs per barrel:
Operating expenses	3.63	3.69	3.69	3.70
Depreciation and amortization expense	1.59	1.75	1.61	1.63
Total operating costs per barrel	5.22	5.44	5.30	5.33
Operating income per barrel	$6.25	$2.44	$5.70	$3.29
U.S. Mid-Continent:
Operating income	$470	$153	$950	$973
Throughput volumes (thousand barrels per day)	469	441	431	429
Throughput margin per barrel	$16.24	$9.22	$13.76	$13.52
Operating costs per barrel:
Operating expenses	3.80	3.67	4.03	3.58
Depreciation and amortization expense	1.56	1.77	1.66	1.64
Total operating costs per barrel	5.36	5.44	5.69	5.22
Operating income per barrel	$10.88	$3.78	$8.07	$8.30
North Atlantic:
Operating income	$239	$175	$582	$431
Throughput volumes (thousand barrels per day)	467	495	466	450
Throughput margin per barrel	$10.02	$7.86	$9.10	$7.88
Operating costs per barrel:
Operating expenses	3.29	3.06	3.40	3.38
Depreciation and amortization expense	1.17	0.97	1.13	0.99
Total operating costs per barrel	4.46	4.03	4.53	4.37
Operating income per barrel	$5.56	$3.83	$4.57	$3.51
U.S. West Coast:
Operating income (loss)	$28	$(78)	$21	$(26)
Throughput volumes (thousand barrels per day)	265	276	260	265
Throughput margin per barrel	$9.14	$4.60	$8.38	$7.30
Operating costs per barrel:
Operating expenses	5.84	5.39	5.91	5.31
Depreciation and amortization expense	2.14	2.28	2.17	2.34
Total operating costs per barrel	7.98	7.67	8.08	7.65
Operating income (loss) per barrel	$1.16	$(3.07)	$0.30	$(0.35)

See Notes to Earnings Release on Table Page 6.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$103.28	$109.69	$106.97	$108.56
Brent less West Texas Intermediate (WTI) crude oil	5.78	3.86	7.21	10.45
Brent less Alaska North Slope (ANS) crude oil	1.77	(1.28)	1.44	0.04
Brent less Louisiana Light Sweet (LLS) crude oil	3.07	(1.72)	3.12	(2.00)
Brent less Mars crude oil	6.73	3.44	7.12	3.10
Brent less Maya crude oil	12.45	10.21	14.95	8.45
LLS crude oil	100.21	111.41	103.85	110.56
LLS less Mars crude oil	3.66	5.16	4.00	5.10
LLS less Maya crude oil	9.38	11.93	11.83	10.45
WTI crude oil	97.50	105.83	99.76	98.11

Natural gas (dollars per million British Thermal Units)	3.96	3.55	4.58	3.66

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	6.04	3.97	5.05	5.39
Ultra-low-sulfur diesel less Brent	13.92	16.86	13.96	16.87
Propylene less Brent	3.39	(5.18)	0.34	(1.82)
CBOB gasoline less LLS	9.11	2.25	8.17	3.39
Ultra-low-sulfur diesel less LLS	16.99	15.14	17.08	14.87
Propylene less LLS	6.46	(6.90)	3.46	(3.82)
U.S. Mid-Continent:
CBOB gasoline less WTI	13.96	14.46	14.35	21.47
Ultra-low-sulfur diesel less WTI	21.73	22.86	22.86	29.21
North Atlantic:
CBOB gasoline less Brent	11.57	10.99	9.55	10.41
Ultra-low-sulfur diesel less Brent	15.20	18.11	17.33	18.33
U.S. West Coast:
CARBOB 87 gasoline less ANS	17.48	10.70	15.80	15.33
CARB diesel less ANS	20.19	17.98	18.26	18.81
CARBOB 87 gasoline less WTI	21.49	15.84	21.57	25.74
CARB diesel less WTI	24.20	23.12	24.03	29.22
New York Harbor corn crush (dollars per gallon)	0.81	0.64	0.90	0.28

See Notes to Earnings Release on Table Page 6.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Ethanol:
Operating income	$198	$113	$628	$222
Production (thousand gallons per day)	3,556	3,376	3,311	3,201
Gross margin per gallon of production	$1.00	$0.73	$1.13	$0.61
Operating costs per gallon of production:
Operating expenses	0.36	0.33	0.40	0.32
Depreciation and amortization expense	0.04	0.04	0.04	0.04
Total operating costs per gallon of production	0.40	0.37	0.44	0.36
Operating income per gallon of production	$0.60	$0.36	$0.69	$0.25

			September 30,	December 31,
			2014	2013
Balance Sheet Data:
Current assets			$19,666	$19,277
Cash and temporary cash investments, including $231 and $375, respectively, held by Valero Energy Partners LP, included in current assets			4,191	4,292
Inventories included in current assets			6,860	5,758
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			5,773	6,851
Current liabilities			13,460	13,123
Current portion of debt and capital lease obligations included in current liabilities			600	303
Debt and capital lease obligations, less current portion			5,783	6,261
Total debt and capital lease obligations			6,383	6,564
Valero Energy Corporation stockholders’ equity			20,554	19,460

See Notes to Earnings Release on Table Page 6.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
In May 2014, we decided to abandon our Aruba Refinery, except for the associated crude oil and refined products terminal assets that we continue to operate. As a result of our decision, the results attributable to the Aruba Refinery operations have been presented as discontinued operations and the operating highlights for the refining segment and the U.S. Gulf Coast region exclude the Aruba Refinery for all periods presented. Even though we suspended refining operations in 2012, we continued to maintain the refining assets to allow them to be restarted and did not abandon them until our recent decision to no longer pursue options to restart refining operations.

Because of our decision to abandon the refining assets, we believe the Government of Aruba (GOA) will enforce certain land lease provisions requiring us to dismantle the refinery assets. As a result, “Income (loss) from discontinued operations” for the nine months ended September 30, 2014 includes a charge of $59 million for an asset retirement obligation and a charge of $4 million for other contractual obligations. We had not recognized an asset retirement obligation previously due to our belief that the GOA would not enforce the lease provision as long as we intended to operate the refining assets.

(b)
The decrease in general and administrative expenses for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 is due primarily to administrative expenses in 2013 associated with our former retail business that did not recur due to the separation of that business in May 2013, including costs incurred to effect that separation, and costs related to various environmental and legal matters.

(c)
We consolidate the financial statements of the entities described below due to our controlling interests. The earnings (losses) incurred by these entities that are attributable to the owners of the noncontrolling interests are subtracted from (added back to) net income to arrive at net income attributable to Valero stockholders.

•
Valero Energy Partners LP (VLP) - On December 16, 2013, VLP, a master limited partnership formed by us, completed its initial public offering of 17,250,000 common units representing a 29.4 percent limited partner interest in VLP. We own a 2 percent general partner interest and a 68.6 percent limited partner interest. VLP’s assets include crude oil and refined petroleum products pipeline and terminal systems in the U.S. Gulf Coast and U.S. Mid-Continent regions that are integral to the operations of our Ardmore, McKee, Memphis, Port Arthur, and Three Rivers Refineries.

•
Diamond Green Diesel Holdings LLC (DGD) - We own a 50 percent interest in DGD and have lent DGD $221 million to finance approximately 60 percent of the construction costs of a plant built by DGD that processes animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant began operations at the end of June 2013 and is located next to our St. Charles Refinery in Norco, Louisiana.

•
PI Dock Facilities LLC (PI Dock) - We own a 50 percent interest in PI Dock and have agreed to lend PI Dock up to $90 million to finance construction costs of a crude dock and certain shared facilities. PI Dock has agreed to construct and operate the crude dock and related facilities to be located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

•
Transport Maritime St-Laurent Inc. (TMSL) - We own a 50 percent interest in TMSL. TMSL owns and charters two vessels to us for the transportation of crude oil from our Montreal East Terminal to our Quebec City Refinery.

(d)
The decrease in depreciation and amortization expense for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 is due primarily to the loss on the sale of certain corporate property in 2013.

(e)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(f)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 6